      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY __, 2003
                              REGISTRATION NO. 333-
 ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                DOUBLECLICK INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)



                     DELAWARE                             13-3870996
(STATE OR OTHER JURISDICTION OF INCORPORATION  (IRS EMPLOYER IDENTIFICATION NO.)
                 OR ORGANIZATION)


                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            -------------------------

                          DOUBLECLICK INC. 401(K) PLAN

                            (FULL TITLE OF THE PLANS)

                            -------------------------

                                  KEVIN P. RYAN
                             CHIEF EXECUTIVE OFFICER
                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                            -------------------------


                         CALCULATION OF REGISTRATION FEE



                                        Proposed Maximum    Proposed Maximum           Aggregate
  Title of Each Class of                Amount to be          Offering Price           Offering               Amount of
Securities to be Registered             Registered (1)        per Share(2)               Price             Registration Fee

---------------------------------------------------------------------------------------------------------------------------------

DoubleClick Inc. 401(k) Plan
Common Stock, $0.001 par value(3)        350,000               $ 8.86                  $ 3,101,000             $ 250.87
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Common Stock of DoubleClick Inc. (the "Registrant") which become issuable under Registrant's 401(k) Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on May 8, 2003, as reported by the Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the DoubleClick Inc. 401(k) Plan.

================================================================================

                     Statement of Incorporation by Reference

On November 9, 1999, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-90653) relating to 5,000 shares of Common Stock to be offered and sold under the DoubleClick Inc. 401(k) Plan (the "Plan"). The number of shares of Common Stock to be offered and sold under the Plan increased to 10,000 after a 2-for-1 stock split that occurred on December 20, 1999. The Registration Statement on Form S-8 (File No. 333-90653) was supplemented by a Registration Statement on Form S-8 (File No. 333-95105) filed on January 20, 2000 relating to 400,000 shares of Common Stock to be offered and sold under the Plan and by a Registration Statement on Form S-8 (File No. 333-96991) filed on July 23, 2002 relating to 500,000 shares of Common Stock to be offered and sold under the Plan. In accordance with General Instruction E to Form S-8, the contents of such prior Registration Statements are incorporated into this Registration Statement by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 13, 2003.

                                         DoubleClick Inc.

                                         By: /s/ Kevin P. Ryan
                                          -------------------------
                                          Kevin P. Ryan
                                          Chief Executive Officer and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of DoubleClick Inc., a Delaware corporation, hereby severally constitute and appoint Kevin P. Ryan and Bruce Dalziel, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary, advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signatures                                Title                                Date
---------------------------------------  ---------------------------------------    -------------------

/s/ Kevin J. O'Connor                    Chairman of the Board                          May 13, 2003
---------------------------------------
           Kevin J. O'Connor

/s/ Kevin P. Ryan                        Chief Executive Officer (principal             May 13, 2003
---------------------------------------  executive officer) and Director
             Kevin P. Ryan

/s/ Dwight A. Merriman                   Director                                       May 13, 2003
---------------------------------------
          Dwight A. Merriman

/s/ David N. Strohm                      Director                                       May 13, 2003
---------------------------------------
            David N. Strohm

/s/  Mark E. Nunnelly                    Director                                       May 13, 2003
---------------------------------------
           Mark E. Nunnelly

/s/ W. Grant Gregory                     Director                                       May 13, 2003
---------------------------------------
           W. Grant Gregory

/s/ Don Peppers                          Director                                       May 13, 2003
---------------------------------------
              Don Peppers

/s/ Thomas S. Murphy                     Director                                       May 13, 2003
---------------------------------------
           Thomas S. Murphy

/s/ Bruce Dalziel                        Chief Financial Officer                        May 13, 2003
---------------------------------------  (principal financial officer)
             Bruce Dalziel


/s/ Cory Douglas                         Corporate Controller                           May 13, 2003
---------------------------------------  (principal accounting officer)
             Cory Douglas


         Pursuant to the requirements of the Securities Act of 1933, as amended, the DoubleClick Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 13, 2003.

                                            DOUBLECLICK INC. 401(K) PLAN

                                          By: DoubleClick Inc.
                                           ----------------------------------
                                          (plan administrator)

                                          By: /s/ Joseph Todaro
                                           ----------------------------------
                                           Name: Joseph Todaro
                                           Title: Treasurer

Exhibit
Number       Exhibit
------       -------

4 Instruments Defining Rights of Stockholders. Reference is made to DoubleClick's Registration Statement No. 000-23709 on Form 8-A, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement
5.1          Opinion of Hale and Dorr LLP
23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2         Consent of Hale and Dorr LLP is contained in Exhibit 5.1